UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – JUNE 19, 2009

TIGER RENEWABLE ENERGY LTD.
(Exact name of Registrant as specified in its charter)

NEVADA	000-51388	84-1665042
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

10 Main Street
Keyport, NJ  07735
(Address of principal executive offices)

908-675-6360
(Registrant's telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:	Entry into a Material Definitive Agreement.

On June 22, 2009, Lara Mac Inc. (“Lara Mac”), an entity controlled by Mitchell Brown, the Chief Executive Officer of Tiger Renewable Energy Ltd. (the “Company”) and a member of the Company’s Board of Directors, entered into a Management Services Agreement with the Company (the “Management Services Agreement”).  Lara Mac is the Company’s largest shareholder.  Pursuant to the Management Services Agreement, Lara Mac will render to the Company consulting and other advisory services in relation to developing strategic plans for inception of operations, corporate management, the operations of the Company, strategic planning, domestic and international marketing and sales, financial advice, including, without limitation, advisory and consulting services in relation to the selection and retention of candidates for senior management of the Company and its subsidiaries, prospective strategic alliance partners, preparing acquisition growth plans, identifying prospective merger and acquisition candidates, developing value propositions for the Company and acquisition candidates, analyzing financial implications of potential transactions, advising on negotiations regarding terms and conditions of transactions, outlining and managing due diligence issues and due diligence processes, introductions to prospective customers, selection of investment bankers or other financial advisors or consultants, and advice with respect to the capital structure of the Company, equity participation plans, employee benefit plans and other incentive arrangements for certain key executives of the Company (collectively, the “Services”).  In exchange for the Services, Lara Mac received 9,553,377 shares of the Company’s common stock (the “Fee”).  The value of the restricted shares of common stock constituting the Fee is deemed to be $0.044 per share, which is equivalent to fifty percent of the average closing trading price of the Company’s common stock during the ninety day period of February 27, 2009, through May 27, 2009 with a value of $410,666.51 (the “Issue Value”).  The parties to the Management Services Agreement also agreed that Lara Mac may render other services beyond the scope of activities which the parties contemplate as part of the Services, as to which Lara Mac shall be entitled to separate compensation that shall be negotiated in good faith by the parties on a case-by-case basis.  In the event that the Company is not generating organic revenues (excluding interest and investment income) as of the first anniversary of the date of the Management Services Agreement, then all of the Shares constituting the Fee shall be subject to repurchase by the Company at a repurchase price equal to the Issue Value.

Mr. Scott Smith, who is a member of the Board of Directors who is independent under the standards for independence contained in the Nasdaq Marketplaces Rules, Rule 4350(d) and Rule 4200(a)(15), has independently reviewed and assessed the fairness of the Management Services Agreement.  Mr. Smith has determined that the terms and conditions of the Management Services Agreement are fair and reasonable to the Company and its shareholders and he has recommended that the Management Services Agreement be adopted and approved by the entire Board of Directors.  Mr. Mitchell Brown, having an economic interest in the Management Services Agreement through his beneficial ownership of Lara Mac, recused himself from all deliberations and voting in regard to the Management Services Agreement.

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 4, 2009, an Affiliate Stock Purchase Agreement (the “Stock Purchase Agreement”) was entered into by and between Gallant Energy International Inc. (“Gallant”), the former controlling shareholder of the common stock of the Company and Lara Mac.  Pursuant to the Stock Purchase Agreement, Gallant sold all of its 5,000,000 shares of the Company’s common stock to Lara Mac.  The Gallant transaction with Lara Mac resulted in a change in control of the largest voting block of the Company effective as of June 4, 2009.

On June 4, 2009, pursuant to the Stock Purchase Agreement, the Board also appointed the following individuals to five vacancies on the Board, effective ten (10) days after the filing of an Information Statement on Schedule 14f-1 with the U.S. Securities and Exchange Commission (the Information Statement was filed on June 9, 2009): Mitch Brown, Alex J. Kaminski, Joseph Masselli, Steve Savage and Scott Smith.  These new directors commenced their service on June 19, 2009.

In connection with the new Board’s appointment, Mr. Robert Clarke and Mr. Claude Pellerin resigned from the Board of Directors, effective as of June 19, 2009.  Neither Mr. Clarke nor Mr. Pellerin has expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Pursuant to the Stock Purchase Agreement, certain individuals named by Lara Mac have been appointed as the officers of the Company.

Appointment of New Chief Financial Officer

On June 19, 2009, Mr. Michel St-Pierre, the Chief Financial Officer of the Company, resigned from his position, following the filing of the Company’s Quarterly Report on Form 10-Q for the Period Ended April 30, 2009 on June 15, 2009.  Pursuant to the Stock Purchase Agreement, Mr. Alex J.  Kaminski commenced serving as the Company’s new Chief Financial Officer and as a director of the Company on June 19, 2009, in addition to his position as Treasurer.

Mr. Kaminski, 43, is a Certified Public Accountant.  Since 1989, he has had his own practice.  From 2002 to 2008 he served as the Chief Financial Officer and President of Basik Funding Inc.  Since 2005, he has also served as the President of Homestead Funding Group Inc.  Mr. Kaminski was appointed Treasurer of the Company on June 4, 2009.  Mr. Kaminski was appointed to fill a vacancy on the Company’s Board of Directors and such service commenced on June 19, 2009.

Appointment of New Secretary

On June 19, 2009, Mr. Claude Pellerin, a director and the Secretary of the Company, resigned from his positions.  Pursuant to the Stock Purchase Agreement, Mr. Steve Savage commenced serving as the Company’s Secretary and as a Director of the Company on that date.

For the past 5 years Mr. Savage has served as President and owner of Ocean Consultants Inc., a Real Estate Investment company. The purpose of the business was to locate, purchase, remodel and market various residential properties.  Mr. Savage was appointed Assistant Secretary of the Company on June 4, 2009 and following the resignation of Mr. Pellerin, Mr. Savage become the Secretary of the Company.  Mr. Savage was appointed to fill a vacancy on the Company’s Board of Directors and such service commenced on June 19, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGER RENEWABLE ENERGY LTD.

Date: June 30, 2009	By:	/s/ Steve Savage
Name: Steve Savage
Title: Secretary